As filed with the Securities and Exchange Commission on July 28, 2009
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

99¢ ONLY STORES
(Exact name of registrant as specified in its charter)

California	95-2411605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4000 Union Pacific Avenue,
City of Commerce, California 90023
(Address, including zip code,
of Principal Executive Offices)

99¢ Only Stores 1996 Stock Option Plan, As Amended
(Full title of the plan)

Russell Wolpert
4000 Union Pacific Avenue,
City of Commerce, California 90023
(Name and address of agent for service)

(323) 980-8145
(Telephone number, including area code, of agent for service)

Copy To:

Mary Ann Todd, Esq.
Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	4,665,633 shares(1)	$14.05 (2)	$65,552,144(2)	$3,660

(1)
Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 1996 Stock Option Plan, as amended.

(2)
Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Common Stock of 99¢ Only Stores on the New York Stock Exchange on July 21, 2009.

Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Company hereby makes the following statement:

On May 6, 1997, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-26575) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to 99¢ Only Stores 1996 Stock Option Plan, as amended (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

5	Opinion of Munger, Tolles & Olson, LLP regarding the legality of the securities.

23.1	Consent of Munger, Tolles & Olson, LLP (included in Exhibit 5).

23.2	Consent of BDO Seidman, LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Commerce, State of California on this 28th day of July, 2009.

99¢ ONLY STORES

By:	/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Eric Schiffer and Jeff Gold and each of them, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ David Gold
David Gold /s/ Eric Schiffer	Chairman of the Board and Director	July 28, 2009
Eric Schiffer	Chief Executive Officer and Director (principal executive officer)	July 28, 2009
/s/ Jeff Gold
Jeff Gold	President, Chief Operating Officer and Director	July 28, 2009
/s/ Robert Kautz
Robert Kautz /s/ Eric Flamholtz	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	July 28, 2009
Eric Flamholtz	Director	July 28, 2009

/s/ Lawrence Glascott
Lawrence Glascott /s/ Marvin L. Holen	Director	July 28, 2009
Marvin L. Holen /s/ Peter Woo	Director	July 28, 2009
Peter Woo	Director	July 28, 2009

Exhibit Index

Exhibit
Number	Description of Exhibits

5	Opinion of Munger, Tolles & Olson, LLP regarding the legality of the securities.

23.1	Consent of Munger, Tolles & Olson, LLP (included in Exhibit 5).

23.2	Consent of BDO Seidman, LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).